Exhibit 99.1
OLAPLEX Reports Third Quarter 2022 Results
Net Sales grew 9.2% in the third quarter 2022
SANTA BARBARA, California – November 9, 2022 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company"), today announced financial results for the third quarter and nine months ended September 30, 2022.
For the third quarter of 2022 compared to the third quarter 2021:
•Net sales increased 9.2% to $176.5 million;
◦Net sales decreased 4.3% in the United States and increased 27.8% internationally
◦By channel:
▪Specialty Retail increased 60.1% to $74.2 million;
▪Professional declined 16.0% to $63.0 million;
▪Direct-To-Consumer declined 2.6% to $39.3 million;
•Net income increased 7.4% and adjusted net income decreased 1.6%;
•Diluted EPS was $0.09 for the third quarter 2022, as compared to $0.08 for the third quarter 2021;
•Adjusted Diluted EPS was $0.11 for the third quarter 2022, as compared to $0.11 for the third quarter 2021

JuE Wong, OLAPLEX’s President and Chief Executive Officer, commented: "Our third quarter performance was in line with the preliminary estimates provided in our business update in October 2022. In response to the moderating sales growth trends, we are taking actions that we believe will strengthen our forecasting capabilities and accelerate demand for Olaplex products. The successful execution of these initiatives is expected to drive new customer acquisition and maintain our strong customer retention rates. More broadly, we believe that the fundamental competitive advantages of our business remain intact and that we are well-positioned to capitalize on a broad and exciting range of future growth opportunities."
Third Quarter Highlights

(Dollars in $000’s, except per share data)
Quarter to Date	Q3 2022	Q3 2021	% Change
Net Sales	$176,454	$161,624	9.2%
Gross Profit	$129,828	$127,482	1.8%
Gross Profit Margin	73.6%	78.9%
Adjusted Gross Profit	$132,604	$129,162	2.7%
Adjusted Gross Profit Margin	75.1%	79.9%
SG&A	$30,807	$30,257	1.8%
Adjusted SG&A	$28,397	$22,194	27.9%
Net Income	$60,763	$56,591	7.4%
Adjusted Net Income	$73,272	$74,434	(1.6)%
Adjusted EBITDA	$102,037	$106,842	(4.5)%
Adjusted EBITDA Margin	57.8%	66.1%
Diluted EPS	$0.09	$0.08	12.5%
Adjusted Diluted EPS	$0.11	$0.11	—%
Weighted Average Diluted Shares Outstanding	691,257,654	690,711,782

Nine Months Highlights

(Dollars in $000’s, except per share data)
Year to Date	Nine Months Year to Date 2022	Nine Months Year to Date 2021	% Change
Net Sales	$573,553	$431,867	32.8%
Gross Profit	$427,463	$341,609	25.1%
Gross Profit Margin	74.5%	79.1%
Adjusted Gross Profit	$438,512	$348,008	26.0%
Adjusted Gross Profit Margin	76.5%	80.6%
SG&A	$79,232	$75,323	5.2%
Adjusted SG&A	$73,399	$49,572	48.1%
Net Income	$210,439	$151,473	38.9%
Adjusted Net Income	$263,451	$204,257	29.0%
Adjusted EBITDA	$361,494	$298,106	21.3%
Adjusted EBITDA Margin	63.0%	69.0%
Diluted EPS	$0.30	$0.22	36.4%
Adjusted Diluted EPS	$0.38	$0.30	26.7%
Weighted Average Diluted Shares Outstanding	691,585,787	689,108,272
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA margin are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of September 30, 2022, the Company had $249.4 million of cash and cash equivalents, compared to $186.4 million as of December 31, 2021. Inventory at the end of the third quarter 2022 was $151.3 million, compared to $98.4 million at the end of December 2021. Long-term debt, net of current portion was $655.7 million as of September 30, 2022, compared to $738.1 million as of the end of December 2021.

Fiscal Year 2022 Guidance
The Company re-affirmed its updated guidance for fiscal year 2022 on net sales, adjusted net income and adjusted EBITDA, as initially disclosed by the Company on October 18, 2022 and as set forth below.

For Fiscal 2022:
(Dollars in millions)	2022	2021 Actual	% change (based on mid-point)
Net Sales	$704 - $711	$598	+18%
Adjusted Net Income*	$303 - $307	$276	+11%
Adjusted EBITDA*	$425 - $431	$409	+5%
*Adjusted net income and Adjusted EBITDA are non-GAAP measures. See "Disclosure Regarding Non-GAAP Financial Measures" for additional information.

Assuming fiscal 2022 sales at the midpoint of the range reflected in the net sales guidance above, the Company’s implied expectation for net sales growth by channel and geography in the three months ending December 31, 2022 (“fourth quarter”) as compared to the fourth quarter of 2021 remains consistent with its disclosure on October 18, 2022. Further, the Company expects the inventory rebalancing across certain of its customers, as noted in that October 18, 2022 disclosure, to normalize by the end of the first quarter 2023.

Webcast and Conference Call Information
The company plans to host an investor conference call and webcast to review third quarter 2022 financial results at 9:00am ET/6:00am PT on November 9, 2022. The webcast can be accessed at https://ir.olaplex.com/events-presentations. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. A revolutionary brand, OLAPLEX paved the way for a new category of hair care called "bond-building," the process of protecting, strengthening and rebuilding broken bonds in the hair during and after hair services. The brand’s products have an active, patent-protected ingredient that works on a molecular level to protect and repair hair from damage. OLAPLEX’s award-winning products are sold through an expanding omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements generally can be identified by the use of words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "seek" and similar expressions as they relate to us. These forward-looking statements address various matters including: the Company’s financial position and operating results, including financial guidance for fiscal year 2022; inventory rebalancing across certain of its customers and the timing related thereto; business plans and objectives, including the Company's plan to respond to moderating sales growth trends; the Company's initiatives to drive customer acquisition and maintain customer retention; and growth and expansion opportunities and the growth and resiliency of the global premium hair care industry. These statements reflect management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the Company’s ability to execute on its growth strategies and expansion opportunities; increased competition causing the Company to reduce the prices of its products or to increase significantly its marketing efforts in order to avoid losing market share; impacts on the Company’s business due to the sensitivity of its business to unfavorable economic and business conditions; the Company’s dependence on a limited number of customers for a significant portion of its net sales; the Company’s ability to effectively market and maintain a positive brand image and expand its brand awareness; the Company’s ability to accurately forecast consumer demand for its products; the Company's ability to attract new customers and encourage consumer spending across its product portfolio; changes in consumer preferences or changes in demand for hair care products or other products the Company may develop; the Company's ability to maintain favorable relationships with suppliers and manage its supply chain, including obtaining and maintaining shipping distribution and raw materials at favorable pricing; the Company’s relationships with and the performance of distributors and retailers who sell its products to hair care professionals and other customers; the impact of material cost increases and other inflation and the Company's ability to pass on such increases to customers; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to anticipate and effectively respond to market trends, including with respect to new product introductions; the Company's ability to successfully implement new or additional marketing efforts; the Company's ability to attract and retain senior management and other qualified personnel; regulatory changes and developments affecting the Company's current and future products; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement to which it will remain subject to until maturity, and the Company’s ability to obtain additional financing on favorable terms or at all; increasing cost of debt and the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; impacts on the Company’s business from political, regulatory, economic, trade, and other risks associated with operating internationally including volatility in currency exchange rates, and imposition of tariffs; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; impacts on the Company’s business from the COVID-19 pandemic; and the other risks identified under the heading "Risk Factors" in Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the "SEC") on March 8, 2022, as well as the other information the Company files with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise any of these statements, except as required by applicable law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and adjusted diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; (8) non-capitalizable IPO and strategic transition costs; and (9) as applicable, Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary legal costs; (4) non-ordinary inventory adjustments; (5) share-based compensation expense; (6) non-capitalizable IPO and strategic transition costs; (7) Tax Receivable Agreement liability adjustment; and (8) tax effect of non-GAAP adjustments. The Company calculates adjusted basic and diluted EPS as adjusted net income divided by weighted average basic and diluted shares outstanding respectively. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations pertaining to the acquisition of the Olaplex, LLC business in 2020 by certain investment funds affiliated with Advent International Corporation and other investors (the "Acquisition"). The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) non-ordinary legal costs, (3) non-capitalizable IPO and strategic transition costs and (4) non-ordinary costs and fees.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA and adjusted net income. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA and adjusted net income to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals in respect of certain one-time items, (b) costs related to potential debt or equity transactions, and (c) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its fiscal 2022 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$249,399	$186,388
Accounts receivable, net of allowance of $14,976 and $8,231	93,286	40,779
Inventory	151,283	98,399
Other current assets	3,277	9,621
Total current assets	497,245	335,187
Property and equipment, net	614	747
Intangible assets, net	1,007,267	1,043,344
Goodwill	168,300	168,300
Deferred taxes, net	12,876	8,344
Other assets	10,498	4,500
Total assets	$1,696,800	$1,560,422

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$23,126	$19,167
Accrued expenses and other current liabilities	26,031	17,332
Accrued sales and income taxes	16,096	12,144
Current portion of long-term debt	6,750	20,112
Current portion of Tax Receivable Agreement	16,557	4,157
Total current liabilities	88,560	72,912
Related Party payable pursuant to Tax Receivable Agreement	208,582	225,122
Long-term debt	655,662	738,090
Total liabilities	952,804	1,036,124

Contingencies

Stockholders’ equity
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 649,112,823 and 648,794,041 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	649	648
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	310,193	302,866
Accumulated other comprehensive income	1,931	—
Retained earnings	431,223	220,784
Total stockholders’ equity	743,996	524,298
Total liabilities and stockholders’ equity	$1,696,800	$1,560,422

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$176,454	$161,624	$573,553	$431,867
Cost of sales:
Cost of product (excluding amortization)	45,484	32,462	140,999	83,859
Amortization of patented formulations	1,142	1,680	5,091	6,399
Total cost of sales	46,626	34,142	146,090	90,258
Gross profit	129,828	127,482	427,463	341,609
Operating expenses:
Selling, general, and administrative	30,807	30,257	79,232	75,323
Amortization of other intangible assets	10,329	10,182	30,890	30,547
Total operating expenses	41,136	40,439	110,122	105,870
Operating income	88,692	87,043	317,341	235,739
Interest expense	(10,499)	(14,987)	(30,653)	(46,052)
Other expense, net
Loss on extinguishment of debt	—	—	(18,803)	—
Other expense	(2,251)	(213)	(3,852)	(417)
Total other expense, net	(2,251)	(213)	(22,655)	(417)
Income before provision for income taxes	75,942	71,843	264,033	189,270
Income tax provision	15,179	15,252	53,594	37,797
Net income	$60,763	$56,591	$210,439	$151,473

Net income per share:
Basic	$0.09	$0.09	$0.32	$0.23
Diluted	$0.09	$0.08	$0.30	$0.22
Weighted average common shares outstanding:
Basic	649,099,780	648,124,642	648,963,625	648,082,081
Diluted	691,257,654	690,711,782	691,585,787	689,108,272

Other comprehensive income:
Unrealized gain on derivatives, net of income tax effect	$1,931	$—	$1,931	$—
Total other comprehensive income:	1,931	—	1,931	—
Total comprehensive income:	$62,694	$56,591	$212,370	$151,473

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$210,439	$151,473
Adjustments to reconcile net income to net cash provided by operating activities:	(28,632)	(21,148)
Net cash provided by operating activities	181,807	130,325
Net cash used in investing activities	(1,712)	(5,359)
Net cash used in financing activities	(117,084)	(14,451)
Net increase in cash and cash equivalents	63,011	110,515
Cash and cash equivalents - beginning of period	186,388	10,964
Cash and cash equivalents - end of period	$249,399	$121,479

The following tables present a reconciliation of net income, SG&A and gross profit, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Net Income to Adjusted EBITDA
Net income	$60,763	$56,591	$210,439	$151,473
Income tax provision	15,179	15,252	53,594	37,797
Depreciation and amortization of intangible assets	11,552	11,949	36,214	37,033
Interest expense	10,499	14,987	30,653	46,052
Loss on extinguishment of debt(1)	—	—	18,803	—
Share-based compensation	2,031	1,945	5,454	3,119
Inventory write off and disposal(2)	—	—	4,324	—
Labelling stock write off and disposal(3)	1,634	—	1,634	—
Distribution start-up costs(4)	379	—	379	—
Non-recurring litigation costs(5)	—	—	—	14,250
Non-capitalizable IPO and strategic transition costs (6)	—	6,118	—	8,382
Adjusted EBITDA	$102,037	$106,842	$361,494	$298,106
Adjusted EBITDA margin	57.8%	66.1%	63.0%	69.0%

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$129,828	$127,482	$427,463	$341,609
Inventory write off and disposal(2)	—	—	4,324	—
Amortization of patented formulations	1,142	1,680	5,091	6,399
Labelling stock write off and disposal(3)	1,634	—	1,634	—
Adjusted gross profit	$132,604	$129,162	$438,512	$348,008
Adjusted gross profit margin	75.1%	79.9%	76.5%	80.6%

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of SG&A to Adjusted SG&A
SG&A	$30,807	$30,257	$79,232	$75,323
Share-based compensation	(2,031)	(1,945)	(5,454)	(3,119)
Distribution start-up costs(4)	(379)	—	(379)	—
Non-recurring litigation costs(5)	—	—	—	(14,250)
Non-capitalizable IPO and strategic transition costs (6)	—	(6,118)	—	(8,382)
Adjusted SG&A	$28,397	$22,194	$73,399	$49,572

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Reconciliation of Net Income to Adjusted Net Income
Net income	$60,763	$56,591	$210,439	$151,473
Amortization of intangible assets (excluding software)	11,325	11,862	35,639	36,946
Loss on extinguishment of debt(1)	—	—	18,803	—
Share-based compensation	2,031	1,945	5,454	3,119
Inventory write off and disposal(2)	—	—	4,324	—
Labelling stock write off and disposal(3)	1,634	—	1,634	—
Distribution start-up costs(4)	379	—	379	—
Non-recurring litigation costs(5)	—	—	—	14,250
Non-capitalizable IPO and strategic transition costs (6)	—	6,118	—	8,382
Tax effect of adjustments	(2,860)	(2,082)	(13,221)	(9,913)
Adjusted net income	$73,272	$74,434	$263,451	$204,257
Adjusted net income per share:
Basic	$0.11	$0.11	$0.41	$0.32
Diluted	$0.11	$0.11	$0.38	$0.30
(1)On February 23, 2022, the Company refinanced its existing secured credit facility with a new credit agreement comprised of a $675 million senior secured term loan facility and a $150 million senior secured revolving credit facility. This refinancing resulted in recognition of loss on extinguishment of debt of $18.8 million which is comprised of $11.0 million in deferred financing fee write off, and $7.8 million of prepayment fees for the previously existing credit facility. Loss on extinguishment of debt is included as non-ordinary costs and fees in the reconciliations above.
(2)The inventory write-off and disposal costs relate to unused stock of a product that the Company reformulated in June 2021 as a result of regulation changes in the E.U. In the interest of having a single formulation for sale worldwide, the Company reformulated on a global basis and is now disposing of unused stock.
(3)Labelling stock write-off and disposal costs relate to disposal of unused product labels that the Company was required to update as a result of regulation changes in the E.U that become effective in the first quarter of 2023.
(4)The distribution start-up costs relate to one-time charges associated with the set-up of a new third party logistics provider.
(5)Represents costs incurred related to the payment to LIQWD, Inc., a predecessor entity to the Company substantially all of whose assets and liabilities were purchased as part of the Acquisition ("LIQWD"), of certain amounts due in connection with the resolution of certain litigation and contingency matters involving LIQWD, which amounts were required to be paid pursuant to the purchase agreement for the Acquisition.
(6)Represents non-capitalizable professional fees and executive severance incurred in connection with the Company's initial public offering and the Company’s public company transition.

Contacts:
ICR, Inc.

For Investors:
Allison Malkin
Annie Erner

For Media:
Alecia Pulman
Brittany Fraser

Olaplex@icrinc.com
203.682.8220